Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-01649 of West Coast Bancorp on Form S-8 of our report dated June 19, 2002, appearing in this Annual Report on Form 11-K of the West Coast Bancorp 401(k) Plan for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Portland, Oregon
June 28, 2002